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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2003


                                    CBQ, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                 33-4707-NY             84-1047159
(State or other jurisdiction     (Commission file number)    (I.R.S.
incorporation)                                               Employer ID
                                                             Number)



                               7759 Desiree Street
                           Alexandria, Virginia 22315
               (Address of principal executive offices) (Zip Code)


                                 (703) 339-1980
               (Registrant's telephone number including area code)

               12535 Orange Drive, Suite 163, Davie, Florida 33330 (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         During his service as an officer and director of CBQ, Inc. ("Company"), Howard Ullman has recused himself as a Company officer and director from any and all Company actions and meetings concerning the proposed merger between CBQ, Inc. and Souvenir Direct, Inc. ("SDI"), a Florida company doing business as "China Direct Trading, Inc." Mr. Ullman has resigned as president and a director of CBQ, Inc., effective on the acceptance of his resignation by CBQ, Inc.'s Board of Directors on October 27, 2003, in order to avoid any potential conflicts of interest as the merger negotiations between the Company and SDI continue.

         CBQ, Inc. has appointed a new interim vice president and a new secretary to handle corporate affairs until the merger negotiations with SDI are concluded. If the merger is consummated, SDI officers would be appointed by the Company board as the new officers of the Company. If the merger with SDI is not consummated, then the Company will search for a new management team to determine the future direction of the Company. The Company will consider all practical business options in determining the future direction of the Company, including, without limiting the possible courses of action, a merger or acquisition by another company, selling the Company as a public shell, seeking new working capital to internally develop a new business line, or liquidation or bankruptcy of the Company. At this time, the Company is focused on consummating the possible merger with SDI.

Exhibit
Number        Description of Exhibits


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CBQ, Inc.


Date:  October 27, 2003                     By: /s/
                                            Paul W. Richter, Vice President




                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibits
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         Ex. 99.1 June 23, 2003 Letter of Intent  between CBQ, Inc. and Souvenir
Direct, Inc. (T/A China Direct Trading)